Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 33-82820) of Eagle Materials Inc.,

(2) Registration Statement (Form S-8 No. 33-82928) of Eagle Materials Inc.,

(3) Registration Statement (Form S-8 No. 33-84394) of Eagle Materials Inc.,

(4) Registration Statement (Form S-8 No. 333-54102) of Eagle Materials Inc.,

(5) Registration Statement (Form S-8 No. 333-163061) of Eagle Materials Inc.,

(6) Registration Statement (Form S-8 No. 333-190487) of Eagle Materials Inc., and

(7) Registration Statement (Form S-3 No. 333-260836) of Eagle Materials Inc.;

of our reports dated May 20, 2022, with respect to the consolidated financial statements of Eagle Materials Inc., and the effectiveness of internal control over financial reporting of Eagle Materials Inc., included in this Annual Report (Form 10-K) of Eagle Materials Inc. for the year ended March 31, 2022.

We also consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 33-82820) of Eagle Materials Inc.,

(2) Registration Statement (Form S-8 No. 33-82928) of Eagle Materials Inc.,

(3) Registration Statement (Form S-8 No. 33-84394) of Eagle Materials Inc.,

(4) Registration Statement (Form S-8 No. 333-54102) of Eagle Materials Inc.,

(5) Registration Statement (Form S-8 No. 333-163061) of Eagle Materials Inc.,

(6) Registration Statement (Form S-8 No. 333-190487) of Eagle Materials Inc., and

(7) Registration Statement (Form S-3 No. 333-260836) of Eagle Materials Inc.;

of our report dated May 11, 2022, with respect to the financial statements of Texas Lehigh Cement Company LP as of December 31, 2021 and 2020, and the three years ended December 31, 2021, appearing in this Annual Report (Form 10-K) of Eagle Materials Inc. for the year ended March 31, 2022.

/s/ Ernst & Young

Dallas, Texas

May 20, 2022